Common Stock Offering 2012 Issuer Free Writing Prospectus Dated July 20, 2012 Filed Pursuant to Rule 433 Registration Statement No. 333-180456

Forward-Looking Information
Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise and are not statements of historical fact.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate” or other statements concerning opinions or judgments of New Peoples Bankshares, Inc. “the Company” and its management about future events.  Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, and consumer spending and savings habits.  The Company does not update any forward-looking statements that may be made from time to time by or on behalf of the Company.
Other Information
The Company has filed a registration statement (including a prospectus) with the Securities and Exchange
Commission (the “SEC”) for the offering to which this communication relates, and the registration statement became effective on July 6, 2012.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting
EDGAR on the SEC website at www.sec.gov.  The final prospectus, dated July 6, 2012, was filed with the
SEC on July 16, 2012. Alternatively, the Company will arrange to send you the prospectus if you request it by calling 1-276-873-6288.

Why Are We Conducting a Common Stock Offering?
Why Are We Conducting a Common Stock Offering?
• To enable us to fulfill our mission of meeting the expectations of our vested stakeholders, i.e. Shareholders, Regulators, Customers,
Employees and Communities by:
•
Increasing our capital and improving our capital ratios to strengthen our balance sheet as we continue to resolve and manage our elevated level of nonperforming assets and potential future loan losses
•
Raising sufficient capital to enable compliance with our capital plan as approved by our regulators
• We did not participate in TARP funds
• We have not solicited out-of-market institutional investors
• The Common Stock Offering is the most fair to our exiting shareholders and best source of capital available
•
Complying with the requirements of the Formal Written Agreement with regulators
•
Restoring our capital position as impacted by a cumulative net loss of $24.2 million from January 1, 2009 through March 31, 2012 due primarily to increases in our provisions for loan losses and write-downs of our other real estate owned properties
•
Positioning ourselves for proposed Basel III capital proposals in future years that may impact the bank
•
Allowing us to return to profitability more quickly

Offering Overview
Offering Overview
Issuer: New Peoples Bankshares, Inc. (OTCBB:NWPP)
Offering
Structure:
Common Stock Rights Offering to Existing Shareholders and Standby Public Offering, whereby shares that are not purchased by the existing shareholders may be sold to the public
Offering Size: Up to $25.0 Million ($10.0 Million Minimum)
Shares Offered: 6,666,667 shares @ minimum offering, or 16,676,845 shares outstanding minimum pro forma
16,666,667 shares @ maximum offering, or 26,676,845 shares outstanding maximum pro forma
Offering Price: $1.50 per share, or 57.69% of tangible book value at March 31, 2012
Director
Commitment :
All of the Directors have collectively committed to a total of $1.0 million, or 666,667 shares, which is applied toward the $10.0 million minimum.
Directors Keene
and White Debt
Conversion
Have agreed to the conversion of $5.45 million of holding company debt plus accrued interest to common stock at the same terms as included in the offering, resulting in 3,813,225 shares issued and 762,643 warrants issued
Securities Issued: * Rights to acquire 1.665 shares of our common stock for each share held
* Nontransferable stock warrant for every 5 shares purchased with a 5 year maturity and an exercise price of
$1.75 per warrant.  Immediately exercisable.
Use of Proceeds: Up to $8.0 million will be applied to increase the Bank’s equity capital as necessary and appropriate, to serve as a buffer for any possible future unanticipated degradation in the Bank’s loan or asset portfolios, and for general corporate purposes.  The remaining funds will be used for general corporate purposes, as well as to provide additional capital support to the Bank should that become necessary and appropriate.
Expected Closing Rights Offering – August 15, 2012 (may extend to September 15, 2012) - Public  Offering – October 15, 2012

COMPETITIVE STRENGTHS 4

Our Mission
Our Mission
•
Our overall mission continues to be to build a high performing community bank focused on providing high quality, state of
the art, “golden rule” banking services within our
communities, resulting in increased shareholder value

•
New Peoples’ differentiating factors that provide a foundation for a high performing institution built on customer service and franchise value creation through profitable growth:
• Leading Deposit Market Share
• Core Deposit Base
• Historically Strong Net Interest Margin Management
• Experienced Management Team
• Committed Board of Directors

Competitive Strengths
Competitive Strengths

•
Leading Deposit Market Share
• #2 in the Tri-State Area Deposit Market
• 8.85% of the Tri-State Area deposits
• Outpaced deposit growth for our market area which had a 5 year compounded annual rate of 2.3%, our growth was 4.6%
• Strong market penetration with 23 convenient branch locations
Competitive Strengths
Competitive Strengths

Note:  Information as of June 30, 2011, except branch locations.

NEW PEOPLES BANK
BRANCH LOCATIONS

NEW PEOPLES
BANKSHARES INC

New Peoples Bank
New Peoples Bank
Branch Locations
Branch Locations
Virginia Locations
Honaker (HQ)
Abingdon
Big Stone Gap
Bland
Bluefield
Bristol-Linden Square
Castlewood
Chilhowie
Clintwood
Gate City
Grundy
Haysi
Jonesville
Lebanon
Norton
Pound
Pounding Mill
Tazewell
Weber City
Wise
West Virginia Locations
Bluewell
Princeton
Tennessee Locations
Kingsport

•
Core Deposit Base
• Focused on high quality, “golden rule” banking services within our communities
• Provider of superior service through one of the largest branch networks in our market area
• Strong core deposit base funding our loan growth
• 39.15% of our deposits are in checking, money market and savings accounts
• 77.21% of our deposits are core deposits (Total Deposits less time deposits greater than $100,000 and brokered deposits)
• Only $2.7 million in brokered deposits which is very favorable to peers
Competitive Strengths
Competitive Strengths

Note:  Information as of March 31, 2012.

Company Statistics
Company Statistics
New Peoples Bank opened in October 28, 1998
New Peoples Bankshares formed in 2001
Total Shareholders
4,437 ¹
Total Customer Relationships
47,164 ²
Total Households
38,023 ²
Total # of Deposits
64,099 ²
Total # of Loans
11,841 ²
Total # of Branches
23 ³
# of Counties Served in VA, TN and WV
12 ³
Market Share of Deposits in Tri-State Area based on
June 30, 2011 FDIC Deposit Summary Data
# 2 position in Deposit
Market Share
8.85% of total deposits

1 Information as of Shareholder Record Date, June 26, 2012
2 Information as of May 14, 2012
3 Information as of May 31, 2012

•
Historically Strong Net Interest Margin Management
• Successfully managing a strong net interest margin, a key contributor to delivering consistent profitability resulting in solid returns to shareholders
• Historically maintained a net interest margin over 4%
• We believe we can continue this trend as we continue to improve asset quality, cultivate and grow core deposits, and effectively position ourselves to maintain or improve our net interest margin in both rising and falling interest rate cycles
Competitive Strengths
Competitive Strengths

Net Interest Margin Trend
Net Interest Margin Trend
December 31, 2007 through March 31, 2012
December 31, 2007 through March 31, 2012
Peer Data Source:  Federal Reserve Board of Governors Bank Holding Company Performance Report

4.11%
4.13%
4.14%
4.35%
4.29%
3.88% 3.65%
3.61%
3.76%
3.81%
3.72%
0.00%
1.00%
2.00%
3.00%
4.00%
5.00%
2007 2008 2009 2010 2011 3/31/2012
Net Interest Margin Peer Data BHC $500 Million to $1 Billion
4.15%

•
Experienced Management Team
• Our executive team consists of 4 officers with over 130 years of combined experience
• An average of 33 years experience in the financial services industry
• Strongly committed to leading the organization to profitability, strength and shareholder value
Competitive Strengths
Competitive Strengths

Name Position
Years of
Experience
Years with
NPB
Jonathan H. Mullins President and Chief Executive
Officer
31 14
Frank Sexton, Jr. Executive Vice President and Chief
Operating Officer
40 14
C. Todd Asbury Executive Vice President, Chief
Financial Officer, Secretary and
Treasurer
24 8
Stephen W. Trescot Executive Vice President and Chief
Credit Officer
39 1

•
Committed Board of Directors
• 11 community leaders native to our market area
• Actively involved in local economic development and promotion of our market area
• Fully engaged in the oversight of bank management
• Committed to investing $1.0 million, or 10% of the minimum offering amount
• 2 Directors invested $5.45 million to payoff holding company debt and have agreed to the conversion of the debt plus accrued interest to common stock after the rights offering is complete
• Dedicated to increasing shareholder value through enhanced stock value
• Devoted to paying dividends as soon as possible
Competitive Strengths
Competitive Strengths

Board of Directors
Board of Directors

Name Position Committees
Director
Since
Michael G. McGlothlin Chairman of
the Board
Executive (Chair), Compliance, Nominating, Offering 1998
John Cox Vice Chairman
of the Board
Asset Liability Management, Audit, Compensation
(Chair), Compliance, Executive, Nominating, Offering
1998
Tim W. Ball Director n/a 1999
Joe M. Carter Director Asset Liability Management, Director Loan 1998
Charles H. Gent, Jr. Director Audit, Compensation 1998
Eugene Hearl Director Asset Liability Management, Audit,  Compensation,
Compliance, Director Loan, Executive
2010
Harold Lynn Keene, Jr. Director Asset Liability Management, Audit (Chair),  Compliance,
Director Loan (Chair), Executive, Nominating, Offering
1998
A. Frank Kilgore Director Compensation 1998
Fred W. Meade Director Compensation, Director Loan, Executive, Nominating 1998
Jonathan H. Mullins Director Asset Liability Management, Compensation,
Compliance, Executive
2010
B. Scott White Director Asset Liability Management, Audit, Compliance (Chair),
Executive, Nominating, Offering
1998

FINANCIAL SNAPSHOT 16

Consolidated Financial Snapshot
Consolidated Financial Snapshot
March 31, 2012 and December 31, 2011

Balance Sheet March 31, 2012 December 31, 2011
Total Assets $768.4 million $780.4 million
Total Loans $573.8 million $597.8 million
Total Allowance for Loan Loss $   18.0 million $  18.4 million
Total Deposits $699.1 million $708.3 million
Total Equity Capital $  26.2 million $   28.9 million
Tangible Book Value $2.60 $2.87
Basic Shares Outstanding 10,010,178 10,010,178
Diluted Shares Outstanding 10,010,178 10,010,178
Equity to Assets Ratio 3.41% 3.70%
Tier 1 Leverage Ratio 3.92% 4.23%
Total Risk Based Capital Ratio 9.08% 9.15%

Consolidated
Consolidated
Financial
Financial
Snapshot
Snapshot
(continued)
(continued)
March 31, 2012 and December 31, 2011

Earnings
Quarter Ended
March 31, 2012
Year Ended
December 31, 2011
Net Interest Income $   7.1 million $   32.2 million
Net Interest Margin % 4.15% 4.29%
Provision for Loan Losses $    2.0 million $     8.0 million
Noninterest Income $    1.5 million $     5.5 million
Noninterest Expenses $    9.0 million $   39.4 million
Net (Loss) ($    2.5 million) ($      8.9 million)
Net (Loss) per Share ($0.25) ($0.89)
Asset Quality March 31, 2012 December 31, 2011
Total Non Performing Assets (NPAs) $ 61.4 million $ 58.9 million
NPAs/ Total Assets Ratio 7.98% 7.60%
ALLL to Total Loans Ratio 3.14% 3.07%

STRATEGIC INITIATIVES 19

Our Strategy
Our Strategy
•
Our immediate business strategy is directed towards building shareholder value by:
•
Returning to profitability
•
Improving asset quality
•
Enhancing our regulatory capital levels
•
Over the long-term, we want to  position ourselves favorably to take advantage of future growth opportunities within our
markets and to pay dividends to shareholders

STRATEGIC INITIATIVES - RETURNING TO PROFITABILITY 21

Strategic Actions and Initiatives Taken to
Strategic Actions and Initiatives Taken to
Improve Profitability,
Improve Profitability,
Asset Quality, and Capital
Asset Quality, and Capital
• Improving Profitability
•
Continuing to maintain a net interest margin in excess of 4.00% and have historically been able to do this
•
Lowered our cost of deposits over 122 basis points from 2.25% at
December 31, 2009 to 1.03% at March 31, 2012
•
Reduced total employees from 367 at December 31, 2009 to 295 at March
31, 2012, a total reduction of 72, or 19.62%
•
Frozen salaries in the year 2012
•
Reduced the 100% matching employee 401K contribution from up to 5% to up to 3% in 2012
•
Closed/consolidated eight underperforming branch offices since 2010, and will continue to evaluate performance of the branch network
•
Reduced overhead through aforementioned branch closings and a reduction in full time equivalent employees resulting in estimated annual cost savings of $1.0 million
•
Stabilizing asset quality issues

Dollars in thousands
$2,870
$4,737
2007
2008
2009
2010
2011
3/31/2012
($3,686)
($9,065)
($8,910) (1)
($2,535)

NEW PEOPLES
BANKSHARES INC

Net
Net
Income/
Income/
(Loss)
(Loss)
Trend
Trend
(In
(In
thousands)
thousands)
For Years  Ending December 31, 2007 Through December 31, 2011 and
For Years  Ending December 31, 2007 Through December 31, 2011 and
First Quarter March 31, 2012
First Quarter March 31, 2012

(1) Includes a one-time non cash Goodwill impairment loss totaling $4 million.
-$10,000
-$8,000
-$6,000
-$4,000
-$2,000
$0
$2,000
$4,000
$6,000
Net Income/ (Loss)

Provision
Provision
for
for
Loan
Loan
Loss
Loss
Expense
Expense
and
and
Net
Net
Charge
Charge
Offs
Offs
(In
(In
thousands)
thousands)
For Years Ending December 31, 2007 through December 31, 2011 and
For Years Ending December 31, 2007 through December 31, 2011 and
First Quarter Ended March 31, 2012
First Quarter Ended March 31, 2012

2007 2008 2009 2010 2011 3/31/2012
Provision for Loan Loss
$3,840 $1,500 $12,841 $22,328 $7,959 $1,950
Net Charge Offs
$2,090 $1,216 $1,157 $15,902 $14,746 $2,299
$0
$2,000
$4,000
$6,000
$8,000
$10,000
$12,000
$14,000
$16,000
$18,000
$20,000
$22,000
$24,000
Provision for Loan Loss compared to Net Charge-Offs

Dollars in thousands
$27
($478)
$1,003
$2,183
$5,577
$1,974
2007
2008
2009
2010
2011
3/31/2012
OREO Expenses

NEW PEOPLES
BANKSHARES INC

OREO
OREO
Expenses/
Expenses/
(Gains)
(Gains)
(In
(In
thousands)
thousands)
For Years Ending December 31, 2007 through December 31, 2011 and
For Years Ending December 31, 2007 through December 31, 2011 and
First Quarter Ended March 31, 2012
First Quarter Ended March 31, 2012

($1,000)
($500)
$0
$500
$1,000
$1,500
$2,000
$2,500
$3,000
$3,500
$4,000
$4,500
$5,000
$5,500
$6,000
OREO Expenses/ (Gains)

STRATEGIC INITIATIVES- IMPROVING ASSET QUALITY 26

•
Enhanced and Reorganized Management and Board of
Directors
•
Hired a new, outside Chief Credit Officer with over 30 years experience in credit administration and loan portfolio risk
•
Re-positioned our former Chief Credit Officer to Senior Loan Officer with responsibility for the Bank’s loan production and business development
•
Appointed a new outside director, Eugene Hearl, who has over 40 years of banking experience
•
Formed a standing Director Loan Committee to enhance the loan approval process and Board knowledge of loan credits
Strategic Actions and Initiatives Taken to
Strategic Actions and Initiatives Taken to
Improve Profitability, Asset Quality, and Capital
Improve Profitability, Asset Quality, and Capital

• Asset Quality Improvement Initiatives
•
Adopted new loan policies and procedures with stricter credit underwriting standards, streamlined the loan approval process, and implemented a continuing education program for employees
•
Formed, fully developed and staffed a special assets department with eight full-time employees concentrating on problem asset resolution
•
Created and trained a commercial lending division with nine lenders and support staff managed by the Bank’s Senior Lending Officer specialized to serve our commercial business
•
Enhanced loan concentration identification and implemented new procedures for monitoring and managing loan concentrations
•
Reduced all loan concentration limits below Federal Reserve guidelines
•
Established a new allowance for loan loss model and policy and assigned oversight to an employee with significant Allowance for Loan Loss (“ALLL”)
experience
•
Hired an expert outside loan review company to periodically review our loan portfolio resulting in more accurate risk grading of our loan portfolio
Strategic Actions and Initiatives Taken to
Strategic Actions and Initiatives Taken to
Improve Profitability, Asset Quality, and Capital
Improve Profitability, Asset Quality, and Capital

Nonperforming
Nonperforming
Assets
Assets
(In
(In
thousands)
thousands)
December 31, 2007 through March 31, 2012
December 31, 2007 through March 31, 2012

2007
2008
2009
2010
2011 3/31/2012
Total NPAs
$5,364 $8,943 $34,231 $59,820 $58,912 $61,355
OREO
$2,051 $2,496 $5,643 $12,346 $15,092 $15,009
Nonaccrual Loans
$2,946 $6,414 $24,713 $45,781 $42,316 $43,679
90 Days + Accruing Interest
$267 $33 $3,875 $1,693 $1,504 $2,667
$0
$10,000
$20,000
$30,000
$40,000
$50,000
$60,000
$70,000
Nonperforming Assets

Delinquency
Delinquency
Trends
Trends
30+
30+
days
days
(In
(In
thousands)
thousands)
December 31, 2010 through March 31, 2012
December 31, 2010 through March 31, 2012

$0
$10,000
$20,000
$30,000
$40,000
$50,000
$60,000
$70,000
12/31/2010 3/31/2011 6/30/2011 9/30/2011 12/31/2011 3/31/2012
90 Days+ $23,404 $21,185 $31,137 $30,784 $24,820 $33,000
60-89 Days $10,110 $5,836 $6,197 $4,752 $6,609 $3,760
30-59 Days $22,426 $14,754 $22,269 $13,849 $24,328 $12,755
Loan Portfolio Delinquencies

Loan
Loan
Risk
Risk
Grades
Grades
(In
(In
millions)
millions)
December 31, 2010 through March 31, 2012
December 31, 2010 through March 31, 2012
$50
$200
$300
$350
$400
$500
$550
$600
$650
$700
$750
Loan Classifications Trend
$0
$100
$150
$250
$450
12/31/2010 3/31/2011 6/30/2011 9/30/2011 12/31/2011 3/31/2012
Doubtful
$6 $7 $7 $6 $3 $3
Substandard
$86 $94 $99 $94 $95 $97
Special Mention
$30 $35 $44 $52 $47 $49
Pass
$586 $546 $514 $477 $452 $426

5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
0.97%
0.96%
2.43%
3.53%
3.07%
3.14%
2007
2008
2009
2010
2011
3/31/2012
%

NEW PEOPLES
BANKSHARES INC

Allowance for Loan Loss as % of Loans Trend Allowance for Loan Loss as % of Loans Trend December 31, 2007 through March 31, 2012 December 31, 2007 through March 31, 2012 32

STRATEGIC INITIATIVES – ENHANCING OUR REGULATORY CAPITAL RATIOS 33

Strategic Actions and Initiatives Taken to Improve
Strategic Actions and Initiatives Taken to Improve
Profitability, Asset Quality, and Capital
Profitability, Asset Quality, and Capital
•
Proactively Downsized Balance Sheet and Higher Risk Assets
•
Reduced total assets $96.6 million from $865.0 million at March 31,
2011 to $768.4 million at March 31, 2012
•
Reduced gross loans over $189.8 million from $763.6 million to
$573.8 million from December 31, 2009 to March 31, 2012
•
Reduced total deposits $83.3 million from $782.4 million at
March 31, 2011 to $699.0 million at March 31, 2012, mainly higher cost time deposits
•
Reduced risk profile of the loan portfolio in compliance with regulatory standards
•
Reduced higher risk weighted assets overall for the Bank by
$164.5 million since December 31, 2009
•
Developed a three year strategic and capital plan that incorporates these strategic initiatives including the common stock offering
•
Paid off Silverton line of credit at the holding company with the proceeds from the unsecured Director Notes (being converted to common stock in this offering)

Dollars in millions
$1,000
$950
$900
$850
$800
$750
$700
$650
$600
$550
$500

	2007	2008	2009	2010	2011	3/31/2012
Total Assets	$766.0	$807.9	$857.9	$852.6	$780.4	$768.4
Total Loans	$682.3	$721.2	$763.6	$707.8	$597.8	$573.8
Total Deposits	$657.0	$705.7	$760.7	$766.1	$708.3	$699.1

NEW PEOPLES BANKSHARES INC

35 Strategic Strategic Shrinking Shrinking Trend Trend (In (In Millions) Millions) December 31, 2007- December 31, 2007- March 31, 2012 March 31, 2012

Risk Weighted Assets Shrinking Trend (In Millions)
Risk Weighted Assets Shrinking Trend (In Millions)
December 31, 2007-
December 31, 2007-
March 31, 2012
March 31, 2012

2007 2008 2009 2010 2011 3/31/2012
Total Assets $616.9 $639.8 $645.8 $597.3 $502.4 $481.3
$400
$450
$500
$550
$600
$650
$700
Total Bank Risk Weighted Assets

Dollars in Millions
$45.2
$50.3
$46.6
$37.5
$28.9
$56.4 Max
$41.4 Min
$26.2

NEW PEOPLES BANKSHARES INC

Consolidated Capital Trend –
Consolidated Capital Trend –
Actual
Actual
and
and
Pro
Pro
Forma
Forma
(In
(In
Millions)
Millions)
December 31, 2007-
December 31, 2007-
March 31, 2012
March 31, 2012

$-
$10.0
$20.0
$30.0
$40.0
$50.0
$60.0
2007 2008 2009 2010 2011 3/31/2012
Total Common Equity Proforma Minimum Proforma Maximum

Capital Ratio Trend –
Capital Ratio Trend –
Actual and Pro Forma
Actual and Pro Forma
Consolidated Tier 1 Leverage Ratio
Consolidated Tier 1 Leverage Ratio
December 31, 2007 through March 31, 2012
December 31, 2007 through March 31, 2012

7.22%
7.72%
6.14%
4.62%
4.23% 3.92%
0.00%
2.00%
4.00%
6.00%
8.00%
10.00%
12.00%
2007 2008 2009 2010 2011 3/31/2012
Leverage Ratio Pro Forma Min Pro Forma Max Minimum Leverage to Remain Well Capitalized
6.44% Min
8.50% Max

Capital Ratio Trend –
Capital Ratio Trend –
Actual and Pro Forma Total
Actual and Pro Forma Total
Risk Based Capital Ratio –
Risk Based Capital Ratio –
Consolidated
Consolidated
December 31, 2007 through March 31, 2012
December 31, 2007 through March 31, 2012

10.29%
10.78%
9.83%
8.87%
9.15%
9.08%
0.00%
2.00%
4.00%
6.00%
8.00%
10.00%
12.00%
14.00%
16.00%
18.00%
2007 2008 2009 2010 2011 3/31/2012
Leverage Ratio Pro Forma Min Pro Forma Max Minimum Leverage to Remain Well Capitalized
12.20% Min
15.32% Max

INVESTMENT SUMMARY 40

•
Competitive Strengths
• Attractive retail deposit franchise and proven ability to grow market share to further develop and enhance our position
• Provider of quality banking services to our customers through innovative products, community involvement and excellent customer service in which we have proven success
• Effective management of a strong net interest margin that historically has outpaced our peers and is the key driving force to strong core earnings
• Committed Board of Directors and Management that have been instrumental to resolve issues through collaborative efforts involving talents, time, experience and finances
Investment Summary
Investment Summary

•
Strategic Initiatives Taken
• Returning to profitability
•
Instituted efficiencies that will produce immediate and long term cost savings
•
Tied employee compensation with the interest of investors
•
Identified and managing credit problems and expecting loan related losses to be less than in the past
• Improving asset quality
•
Stabilized asset quality issues
•
Implemented numerous policies and procedures to ensure the quality of new loans going forward
•
Learned valuable lessons during this extended economic recession and have implemented necessary changes to weather future similar situations, should they arise, more favorably
Investment Summary
Investment Summary

•
Enhancing our regulatory capital levels
•
Reduced balance sheet risk resulting in stronger asset quality and lower capital requirements due to lower concentrations in certain industries and loan sectors
•
This stock offering is the best solution available to successfully enhance our regulatory capital levels
• The Offering
•
First rights to purchase are to our loyal shareholders who have supported us faithfully
•
Priced attractively below book value
•
Added value, warrants offer the potential for future investment possibly at a discount
• The success of this stock offering helps us to move forward and fulfill our mission and purpose
• We believe the offering price and accompanying warrants provide good upside potential to investors in the offering
Investment Summary -
Investment Summary -
continued
continued

Appendix 1 -Financial Trends and Ratios
Appendix 1 -Financial Trends and Ratios

At and for
the Three Months
ended
March 31,
At and for the Years ended December 31,
2012 2011 2011 2010 2009 2008 2007
(Dollars in thousands and shares in whole numbers)
Balance Sheet
  Total Assets............................................. $  768,447 $ 864,665 $    780,384  $  852,627  $    857,910  $     807,898  $   765,951
  Gross Loans............................................. 573,752 683,025 597,816 707,794  763,570  721,174  682,260
  Allowance for Loan Losses..................... (18,031) (19,660) (18,380) (25,014) (18,588) (6,904) (6,620)
  Other Real Estate Owned........................ 15,009 13,553 15,092  12,346  5,643  2,496  2,051
  Deposits................................................... 699,085 782,411 708,315  766,080     760,714      705,688  657,033
  Total Borrowings..................................... 39,629 40,829    39,929     45,829      46,779     47,991  58,930
  Shareholders’ Equity............................... 26,170 38,086 28,873  37,523    46,619    50,323  45,249
Summary of Operations
  Interest Income........................................ $       9,022 $   10,984 $      41,769  $    48,028  $    50,378  $       52,317  $       51,447
  Interest Expense...................................... 1,897 2,814 9,606  13,898     18,563      23,095  25,738
  Net Interest Income................................. 7,125 8,170 32,163  34,130    31,815    29,222  25,709
  Provision for Loan Losses....................... 1,950 1,145 7,959  22,328    12,841     1,500  3,840
  Noninterest Income................................. 1,467 1,311 5,524  5,934  5,449  5,550  4,651
  Noninterest Expense................................ 8,987 7,613 39,422  31,894  29,847  26,619  23,674
  Net Income before Taxes........................ (2,345) 723 (9,694) (14,158) (5,424) 6,653 2,846
  Income Tax Expense (Benefit)................ 190 174   (784)   (5,093) (1,738) 1,916  (24)
  Net Income (Loss)................................... $   (2,535) $        549 $     (8,910) $    (9,065) $    (3,686) $          4,737  $         2,870
Per Share Data
  Book Value.............................................. $        2.61 $       3.83 $          2.88  $        3.75  $        4.66  $           5.03  $           4.54
  Tangible Book Value............................... 2.60 3.40 2.87  3.31  4.21  4.56  4.06
  Net Income (Loss), Basic........................ (0.25) 0.05 (0.89) (0.91) (0.37) 0.47  0.29
  Net Income (Loss), Diluted..................... (0.25) 0.05 (0.89) (0.91) (0.37) 0.46  0.28
  Basic Shares Outstanding........................ 10,010,178 10,010,178 10,010,178  10,009,468  10,008,943  9,980,348  9,957,949
  Diluted Shares Outstanding..................... 10,010,178 10,010,178 10,010,178 10,009,468  10,008,943  10,234,909  10,371,577
Profitability
  Return (Loss) on Average Assets............ (1.32%) (1.96%) (1.07%) (1.05%) (0.44%) 0.61% 0.42%
  Return (Loss) on Average Equity............ (36.09%) (39.76%) (24.35%) (19.60%) (7.37%) 9.98% 6.60%
  Net Interest Margin (1)............................ 4.15% 4.12% 4.29% 4.35% 4.14% 4.13% 4.11%
  Efficiency Ratio....................................... 105.06% 86.16% 104.63% 79.28% 80.10% 76.55% 77.98%

Appendix 1 (continued) –
Appendix 1 (continued) –
Financial Trends and Ratios
Financial Trends and Ratios

Liquidity Ratios
  Total Loans to Deposits........................... 82.07% 87.30% 84.40% 92.39% 100.38% 102.19% 103.84%
  Noninterest Bearing Deposits to
     Total Deposits.......................................
16.14%
13.14%
15.48% 11.46% 11.61% 13.53% 12.74%
  Nonbrokered Deposits to
     Total Deposits....................................... 99.61% 97.47%
98.46% 97.41% 96.68% 98.96% 100.00%
Capital Adequacy Ratios
  Total Equity to Total Assets.................... 3.41% 4.44% 3.70% 4.40% 5.43% 6.23% 5.91%
  Leverage Ratio........................................ 3.92% 4.58% 4.23% 4.62% 6.14% 7.72% 7.22%
  Tier 1 Capital........................................... 6.23% 6.75% 6.57% 6.54% 8.12% 9.50% 8.73%
  Total Risk-Based Capital......................... 9.02% 9.08% 9.15% 8.87% 9.83% 10.78% 10.29%
Asset Quality Ratios
  Net Charge-Offs to Average Loans......... 1.57% 1.58% 2.24% 2.14% 0.15% 0.17% 0.34%
  Nonperforming Loans to Total Loans..... 8.08% 6.37%
7.33%
6.71% 3.74% 0.89% 0.47%
  Nonperforming Assets to Total Assets.... 7.98% 6.59%
7.60%
7.02% 3.99% 1.11% 0.69%
  Allowance for Loan Losses to
    Gross Loans...........................................
3.14%
2.75%
3.07%
3.53% 2.43% 0.96% 0.97%
  Allowance for Loan Losses to
    Nonperforming Loans...........................
38.91%
43.14%
41.94% 52.69% 65.02% 107.09% 206.04%
Other Data
  Number of Branch Offices...................... 27 27 27  27    31  31  30
  Number of Employees............................. 295 341 312              362           367  377  371
(1)    Net interest margin is calculated as tax-equivalent net interest income divided by average earning assets and represents our net yield on our earning asset
At and for
the Three Months ended
March 31,
At and for the Years ended December 31,
2012 2011 2011 2010 2009 2008 2007
(Dollars in thousands and shares in whole numbers)

Appendix 2 -
Appendix 2 -
Pro Forma Capital Table
Pro Forma Capital Table
As of March 31, 2012
($ in thousands, except per share amounts)
As Adjusted
Actual
Minimum
$10,000,000.50
Maximum
$25,000,000.50
Short-Term Debt:
Capital Notes $    5,450 $              - $            -
Long-Term Debt:
Trust Preferred Securities 16,496 16,496 16,496
Stockholders' Equity:
Common Stock, $2.00 par value; authorized 50,000,000 shares;
10,010,178 shares issued and outstanding at March 31, 2012;
20,310,178 pro forma for minimum; 30,310,178 pro forma for
maximum 20,020 40,980 60,980
Additional Paid-in Capital and Warrants 21,689 15,974 10,974
Accumulated Other Comprehensive Loss 81 81 81
Retained Earnings (15,620) (15,620) (15,620)
Total Stockholders' Equity $  26,170 $   41,415 $  56,415
Total Capitalization $  48,116 $   57,911 $  72,911
Per Share:
Book Value per Share $     2.61 $      2.02 $     1.85
Tangible Book Value per Share $     2.60 $      2.02 $     1.85
Capital Ratios:
Tier 1 Leverage Ratio 3.92% 6.44% 8.50%
Tier 1 Risk-Based Capital Ratio 6.27% 10.43% 14.04%
Total Risk-Based Capital Ratio 9.08% 12.20% 15.32%
Tangible Equity to Tangible Assets (period-end) 3.39% 5.31% 7.10%
(1)
The closing date of the offering is not known as of the date of this prospectus. Consequently, the amount of accrued interest on the capital notes that will be outstanding as of the closing date, and the number of
Conversion Shares into which that interest will be convertible, are also not known as of the date of this prospectus.  Therefore, the portion of the Conversion Shares related to accrued interest is calculated based on interest accrued through September 15, 2012 in this table.
(2)
Assumes proceeds invested in cash with a zero risk-weightings.
(3)
Assumes proceeds added to average assets at period-end.

Appendix 3
Appendix 3
March 31,
2012
$10 Million
Minimum-
Less Cost
Notes
Converted Total New
Minimum
Effect
Tangible Capital $ 26,069,336 $ 9,525,000.50 $ 5,719,839.04 $ 15,244,839.54 $ 41,314,176
# of Shares 10,010,178 6,666,667 3,813,225 10,479,892 20,490,070
Book Value Per
Share
$ 2.60 $ 1.43 $ 1.50 $ 1.45 $ 2.02
Dilution to
existing
shareholder
$ (0.58)
March 31,
2012
All Exercised
Subscription
Rights
$25.0 Million
Maximum -
Less Cost
Notes
Converted Total New Effect
Tangible Capital $ 26,069,336 $ 24,525,000.50 $ 5,719,839.04 $ 30,244,839.54 $ 56,314,176
# of Shares 10,010,178 16,666,667 3,813,225 20,479,892 30,490,070
Book Value Per
Share
$ 2.60 $ 1.47 $ 1.50 $ 1.48 $ 1.85
Dilution to
Existing
Shareholders
$ (0.75)
Assuming Minimum Amount is Raised
Assuming All Subscription Rights are Exercised - Maximum

Dilution
Dilution
Effect
Effect
if
if
Existing
Existing
Shareholders
Shareholders
Do
Do
Not
Not
Participate
Participate

Glossary of terms

Allowance for Loan Losses  - The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio.  The loan portfolio is analyzed periodically and loans are assigned a risk rating.  Allowances for impaired loans are generally determined based on collateral values or the present value of expected cash flows.  A general allowance is made for all other loans not considered impaired as deemed appropriate by management.  In determining the adequacy of the allowance, management considers the following factors: the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, the estimated value of any underlying collateral, prevailing environmental factors and economic conditions, and other inherent risks.  While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in collateral values and changes in estimates of cash flows on impaired loans.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.
Efficiency ratio -
The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries.  Loans are charged against the allowance for loan losses when management believes that collectability of all or part of the principal is unlikely.  Past due status is determined based on contractual terms.
This ratio indicates the percentage of each dollar of revenue spent to support the entity.  It is computed by dividing Non-Interest Expense by Total revenues
(Noninterest expense/ (Net interest income + other income)).  It indicates how efficiently a bank is spending the revenues generated.  Items not included in this calculation include, provision for loan losses, nonrecurring items and income taxes.
Net interest margin -
This ratio is the average yield earned on average earning assets.  It is computed by annualizing net interest income for the period shown and dividing by average earning assets for the period shown.  It is one of the most telling indicators of a bank’s profitability as it accounts generally for 90% of pretax income.
Loan Risk Ratings:
• Pass - Loans in this category are considered to have a low likelihood of loss based on relevant information analyzed about the ability of the borrowers to service their debt and other factors.
• Special Mention -
Loans in this category are currently protected but are potentially weak, including adverse trends in borrower’s operations, credit quality or financial strength.  Those loans constitute an undue and unwarranted credit risk but not to the point of justifying a substandard classification. The credit risk may be relatively minor yet constitute an unwarranted risk in light of the circumstances.  Special mention loans have potential weaknesses which may, if not checked or corrected, weaken the loan or inadequately protect the Company’s credit position at some future date.
•
Substandard -
A substandard loan is inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any.
Loans classified as substandard must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt; they are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.
•
Doubtful -
Loans classified Doubtful have all the weaknesses inherent in loans classified Substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values highly questionable and improbable.
Other Real Estate Owned – Other real estate owned represents properties acquired through foreclosure or deed taken in lieu of foreclosure.  At the time of acquisition, these properties are recorded at the lower of cost or fair value less estimated costs to sell.  Expenses incurred in connection with operating these properties and subsequent write-downs, if any, are charged to expense.  Subsequent to foreclosure, management periodically considers the adequacy of the reserve for losses on the property.  Gains and losses on the sales of these properties are credited or charged to income in the year of the sale.
Risk weighted assets -
Risk-weighted assets are computed by adjusting each asset class for risk in order to determine a bank's real world exposure to potential losses. Regulators then use the risk weighted total to calculate how much loss-absorbing capital a bank needs to sustain it through difficult markets.